Exhibit 99.1(P)

HYUNDAI SECURITIES CO., LTD.

Separate Financial Statements

December 31, 2015

Independent Auditor’s Report

(English Translation of a Report Originally Issued in Korean)

To the Board of Directors and Shareholders of

Hyundai Securities Co., Ltd.

We have audited the accompanying separate financial statements of Hyundai Securities Co., Ltd. (“the Company”), which comprise the separate statement of financial position as of December 31, 2015, and the separate statements of income, comprehensive income, changes in equity and cash flows for the year then ended, and notes, comprising a summary of significant accounting policies and other explanatory information.

Management’s responsibility for the financial statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with the International Financial Reporting Standards as adopted by the Republic of Korea (Korean IFRS) and for such internal control as management determines is necessary to enable the preparation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with the Korean Standards on Auditing. Those standards require that we comply with ethical requirements and plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the separate financial statements present fairly, in all material respects, the financial position of Hyundai Securities Co., Ltd., as of December 31, 2015, and its financial performance and cash flows for the year then ended in accordance with the Korean IFRS.

Other matters

The separate financial statements of the Company as of and for the year ended December 31, 2014, presented herein for comparative purposes, were audited by other auditors in accordance with the Korean Standards on Auditing, whose report dated March 5, 2015, expressed an unqualified opinion on those statements.

Auditing standards and their application in practice vary among countries. The procedures and practices used in the Republic of Korea to audit such financial statements may differ from those generally accepted and applied in other countries.

/s/ Samil PricewaterhouseCoopers

Seoul, Korea

March 9, 2016

This report is effective as of March 9, 2016, the audit report date. Certain subsequent events or circumstances, which may occur between the audit report date and the time of reading this report, could have a material impact on the accompanying separate financial statements and notes thereto. Accordingly, the readers of the audit report should understand that there is a possibility that the above audit report may have to be revised to reflect the impact of such subsequent events or circumstances, if any.

HYUNDAI SECURITIES CO., LTD.

Separate Statements of Financial Position

December 31, 2015 and 2014

(in Korean won)	Notes	2015	2014
Assets
Cash and deposits	5,40,41,48	1,770,260,756,469	2,258,862,590,384
Financial assets at fair value through profit or loss	6,40,41,42,43,44,45	12,650,454,726,757	11,336,042,136,519
Derivative financial assets	7,40,41,43,44,48	499,025,245,208	393,816,353,322
Available-for-sale financial assets	8,40,41,42,43,45,48	2,200,667,595,527	1,354,795,499,993
Held-to-maturity financial assets	9,40,41,43,45	10,000,000,000	10,000,000,000
Investments in subsidiaries	10	887,131,322,286	906,250,229,792
Investments in associates	11	5,837,000,000	4,870,250,000
Loans	12,40,41,42,43,44,45,48	2,099,453,289,018	1,948,967,307,513
Property and equipment	13,48	136,982,356,808	140,925,758,659
Investment property	14	54,141,004,095	62,962,512,151
Intangible assets	15,48	61,781,044,633	64,233,168,058
Current tax assets		4,630,486,822	—
Deferred tax assets	38	—	18,734,771,134
Other financial assets	16,40,41,43,44	879,416,671,322	634,869,086,962
Other non-financial assets	17,48	37,927,306,125	36,895,278,170

Total assets		21,297,708,805,070	19,172,224,942,657

Liabilities
Deposits received	18,40,41,43,48	1,685,138,713,023	1,346,864,122,268
Financial liabilities at fair value through profit or loss	19,40,41,43,44	7,164,228,121,195	6,533,948,765,908
Derivative financial liabilities	7,40,41,43,44	849,162,768,423	484,418,933,670
Borrowings	20,40,41,42,43,44,48	7,472,718,208,568	7,100,373,273,119
Current tax liabilities		—	10,801,131,747
Net defined benefit liabilities	21	38,528,438,326	33,617,570,058
Deferred tax liabilities	38	13,005,128,856	—
Provisions	22	2,512,041,319	2,575,403,744
Other financial liabilities	23,40,41,43,44	734,169,472,163	544,505,748,897
Other non-financial liabilities	24	59,333,553,753	48,379,415,309

Total liabilities		18,018,796,445,626	16,105,484,364,720

Equity
Capital stock	25	1,183,062,650,000	1,183,062,650,000
Other paid-in capital	26	901,381,492,643	901,381,492,643
Retained earnings	27	1,057,385,960,243	847,719,534,433
Elements of other shareholders’ equity	28	137,082,256,558	134,576,900,861

Total equity		3,278,912,359,444	3,066,740,577,937

Total liabilities and equity		21,297,708,805,070	19,172,224,942,657

The accompanying notes are an integral part of these separate financial statements.

HYUNDAI SECURITIES CO., LTD.

Separate Statements of Income

Years Ended December 31, 2015 and 2014

(in Korean won)	Notes	2015	2014
Operating income
Fee and commission income	29,48	532,504,155,421	308,946,237,757
Gain on valuation and disposal of financial assets(liabilities)	30,48	2,709,552,434,532	1,441,684,356,520
Interest income	31,48	478,883,849,293	462,851,961,240
Gain on valuation and disposal of loans	32	2,131,044,439	5,007,417,211
Gain on foreign currency transactions	33	221,569,125,207	115,192,909,233
Other operating income	34	48,350,416,012	29,030,764,561

		3,992,991,024,904	2,362,713,646,522

Operating expenses
Fee and commission expense	29,48	44,401,381,568	27,546,188,458
Loss on valuation and disposal of financial assets(liabilities)	30,48	2,871,238,812,177	1,506,806,545,563
Interest expense	31,48	144,781,132,325	192,067,182,863
Loss on valuation and disposal of loans	32	588,925,936	8,403,318,691
Loss on foreign currency transactions	33	129,752,985,684	91,285,174,775
Payroll	35,48	357,022,174,873	335,910,045,712
Other selling and administrative expenses	36,48	176,646,883,115	173,381,575,099
Other operating expenses	34	5,391,039,652	4,964,163,689

		3,729,823,335,330	2,340,364,194,850

Operating profit		263,167,689,574	22,349,451,672
Non-operating income	37,48	54,873,934,118	43,980,404,376
Non-operating expenses	37	23,300,747,285	31,591,021,123

Profit before income tax		294,740,876,407	34,738,834,925
Income tax expense	38	74,249,226,846	17,125,543,457

Profit for the year		220,491,649,561	17,613,291,468

Earnings per share
Basic and diluted earnings per share	39	1,003	39

The accompanying notes are an integral part of these separate financial statements.

HYUNDAI SECURITIES CO., LTD.

Separate Statements of Comprehensive Income

Years Ended December 31, 2015 and 2014

(in Korean won)	Notes	2015	2014
Profit for the year		220,491,649,561	17,613,291,468

Other comprehensive income
Items that will not be reclassfied to profit or loss
Remeasurements of the net defined benefit liabilities	21,28	2,703,008,109	253,301,142
Gains on revaluation of tangible assets	13,28	—	(561,289,778)
Items that may be subsequently reclassified to profit or loss
Loss on valuation of available-for-sale financial assets	8,28	(28,077,963)	44,885,729,970
Other comprehensive income for the year, net of tax		2,674,930,146	44,577,741,334

Total comprehensive income for the year		223,166,579,707	62,191,032,802

The accompanying notes are an integral part of these separate financial statements.

HYUNDAI SECURITIES CO., LTD.

Separate Statements of Changes in Equity

Years Ended December 31, 2015 and 2014

(in Korean won)		Other Paid in Capital
	Capital Stock	Capital Surplus	Treasury Stock	Other Equity	Retained Earnings	Other Components of Equity	Total Equity
Balances at January 1, 2014	1,183,062,650,000	1,063,271,037,451	(167,090,993,000)	(31,568,137,696)	835,273,283,586	121,601,704,794	3,004,549,545,135

Dividends	—	—	—	36,769,585,888	(36,769,585,888)	—	—
Total Comprehensive income
Profit for the year	—	—	—	—	17,613,291,468	—	17,613,291,468
Other comprehensive income	—	—	—	—	31,602,545,267	12,975,196,067	44,577,741,334

Balances at December 31, 2014	1,183,062,650,000	1,063,271,037,451	(167,090,993,000)	5,201,448,192	847,719,534,433	134,576,900,861	3,066,740,577,937

Balances at January 1, 2015	1,183,062,650,000	1,063,271,037,451	(167,090,993,000)	5,201,448,192	847,719,534,433	134,576,900,861	3,066,740,577,937

Dividends	—	—	—	—	(10,994,798,200)	—	(10,994,798,200)
Total Comprehensive income
Profit for the year	—	—	—	—	220,491,649,561	—	220,491,649,561
Other comprehensive income	—	—	—	—	169,574,449	2,505,355,697	2,674,930,146

Balances at December 31, 2015	1,183,062,650,000	1,063,271,037,451	(167,090,993,000)	5,201,448,192	1,057,385,960,243	137,082,256,558	3,278,912,359,444

The accompanying notes are an integral part of these separate financial statements.

HYUNDAI SECURITIES CO., LTD.

Separate Statements of Cash Flows

Years Ended December 31, 2015 and 2014

(in Korean won)	Notes	2015	2014
Cash flows from operating activities
Cash generated from operations
Profit for the year		220,491,649,561	17,613,291,468
Adjustment for non-cash items	49	(458,189,358,592)	(350,690,348,903)
Changes in operating assets and liabilities	49	363,691,764,389	1,130,827,891,456

		125,994,055,358	797,750,834,021
Interest received		388,407,320,562	440,487,506,699
Interest paid		(146,004,882,189)	(195,378,308,672)
Dividends received		59,853,908,865	28,178,294,992
Income tax paid		(58,327,530,416)	(35,127,264,485)

Net cash inflow from operating activities		369,922,872,180	1,035,911,062,555

Cash flows from investing activities
Deposit in long-term financial instruments		608,666,120,338	(630,528,202,922)
Acquisition of available-for-sale financial assets		(2,206,876,291,501)	(677,675,174,371)
Disposal of available-for-sale financial assets		1,454,876,965,009	494,187,441,658
Acquisition of held-to-maturity financial assets		—	(10,000,000,000)
Acquisition of investments of subsidiaries and associates		(123,192,954,013)	(414,798,177,295)
Disposal of investment of subsidiaries and associates		93,392,771,481	187,680,356,396
Acquisition of property and equipment		(2,617,493,192)	(4,897,401,625)
Disposal of property and equipment		299,515,455	89,493,500,418
Acquisition of intangible assets		(959,840,770)	(1,359,234,137)
Disposal of intangible assets		3,210,700,000	757,310,510
Acquisition of investment property		—	(25,783,418)
Disposal of investment property		9,182,380,000	13,950,175,001
Others		—	(518,876,088)

Net cash outflow from investing activities		(164,018,127,193)	(953,734,065,873)

Cash flows from financing activities
Decrease in borrowings		(415,079,478,610)	(30,982,665,742)
Decrease in guarantee deposits received		(1,713,471,666)	(2,424,570,000)
Dividends paid	27	(10,994,798,200)	(36,769,585,888)

Net cash outflow from financing activities		(427,787,748,476)	(70,176,821,630)

Effect of exchange rate changes on cash and cash equivalents		532,079,180	(211,905,526)

Net increase(decrease) in cash and cash equivalents		(221,350,924,309)	11,788,269,526
Cash and cash equivalents at the beginning of the year		424,985,962,475	413,197,692,949

Cash and cash equivalents at the end of the year		203,635,038,166	424,985,962,475

The accompanying notes are an integral part of these separate financial statements.

Report on Independent Accountants’ Review of Internal Accounting Control System

To the President of

Hyundai Securities Co., Ltd.

We have reviewed the accompanying management’s report on the operations of the Internal Accounting Control System (“IACS”) of Hyundai Securities Co., Ltd. (the “Company”) as of December 31, 2015. The Company’s management is responsible for designing and operating IACS and for its assessment of the effectiveness of IACS. Our responsibility is to review the management’s report on the operations of the IACS and issue a report based on our review. The management’s report on the operations of the IACS of the Company states that “based on its assessment of the operations of the IACS as of December 31, 2015, the Company’s IACS has been designed and is operating effectively as of December 31, 2015, in all material respects, in accordance with the IACS standards established by the Internal Accounting Control System Operations Committee (IACSOC) of the Korea Listed Companies Association.”

Our review was conducted in accordance with the IACS review standards established by the Korean Institute of Certified Public Accountants. Those standards require that we plan and perform, in all material respects, the review of management’s report on the operations of the IACS to obtain a lower level of assurance than an audit. A review is to obtain an understanding of a company’s IACS and consists principally of inquiries of management and, when deemed necessary, a limited inspection of underlying documents, which is substantially less in scope than an audit.

A company’s IACS is a system to monitor and operate those policies and procedures designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with the International Financial Reporting Standards as adopted by the Republic of Korea. Because of its inherent limitations, IACS may not prevent or detect a material misstatement of the financial statements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

Based on our review, nothing has come to our attention that causes us to believe that management’s report on the operations of the IACS, referred to above, is not presented fairly, in all material respects, in accordance with the IACS standards established by IACSOC.

Our review is based on the Company’s IACS as of December 31, 2015, and we did not review management’s assessment of its IACS subsequent to December 31, 2015. This report has been prepared pursuant to the Acts on External Audit for Stock Companies in Korea and may not be appropriate for other purposes or for other users.

Samil PricewaterhouseCoopers

March 9, 2016

Report on the Operations of the Internal Accounting Control System

To the Board of Directors and Audit Committee of

Hyundai Securities Co., Ltd.

I, as the Internal Accounting Control Officer (“IACO”) of Hyundai Securities Co., Ltd. (“the Company”), assessed the status of the design and operations of the Company’s internal accounting control system (“IACS”) for the year ended December 31, 2015.

The Company’s management including IACO is responsible for designing and operating IACS. I, as the IACO, assessed whether the IACS has been effectively designed and is operating to prevent and detect any error or fraud which may cause any misstatement of the financial statements, for the purpose of establishing the reliability of financial reporting and the preparation of financial statements for external purposes. I, as the IACO, applied the IACS standard for the assessment of design and operations of the IACS.

Based on the assessment on the operations of the IACS, the Company’s IACS has been effectively designed and is operating as of December 31, 2015, in all material respects, in accordance with the IACS standards.

February 3, 2016

Kim, Myeong Seop, Internal Accounting Controller Officer

Yun, Kyung Eun, Chief Executive Officer